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                                                                        Ex 10.61

                            LOAN REPAYMENT AGREEMENT

     AGREEMENT dated as of the 6th day of January, 2003 between DELTAGEN, INC. ("Company"), a Delaware Company and AUGUSTINE YEE ("Employee").

     WHEREAS, the Company made a relocation assistance loan to Borrower evidenced by that certain Promissory Note Secured by Deed of Trust dated March 21, 2000 (the "Relocation Loan") in the original principal amount of $50,000;

     WHEREAS, the Relocation Loan is secured by a deed of trust lien on Mr. Yee's personal residence located at 195 Hillside Avenue, Menlo Park (the "Subject Property");

     WHEREAS, as of January 6, 2003, the Relocation Loan had an outstanding balance of $58,607 ($50,000 principal and $8,607 interest);

     WHEREAS, the Yee Relocation Loan has a maturity date of May 1, 2004 (the "Maturity Date");

     WHEREAS, the Board of Directors of the Company previously agreed to forgive the Relocation Loan on the Maturity Date;

     WHEREAS, it has been proposed that it is in the best interest of the Company and its shareholders to retire the Relocation Loan in its entirety prior to the Maturity Date;

     WHEREAS, it has been proposed that it is in the best interest of the Company and its shareholders that a percentage of the Relocation Loan be forgiven (principal and interest) by the Company as of the date first written above, with the forgiven percentage being a fraction with the numerator equal to the number of months that have elapsed since the date of hire of Borrower (April 15, 1999) through January 6, 2003 and the denominator being equal to the number of months in the term of the Relocation Loan (i.e., 44/60 or 73.3%) with the remaining (unforgiven) principal and interest balance outstanding as of January 6, 2003 on the Relocation Loan, together with any withholding tax balance thereon being paid by Borrower to the Company in shares of stock of the Company owned by Borrower.

     WHEREAS, the Borrower and Company have each agreed to the terms of forgiveness and repayment set forth herein; and

     WHEREAS, the Board of Directors of the Company has considered the proposed terms and conditions of the Relocation Loan forgiveness contained herein and has approved such terms.

     NOW THEREFORE, in consideration of the mutual covenants set forth in the Agreement, the parties hereto agree as follows:

     1. Partial Forgiveness. Company agrees to and does hereby forgive and waive its right to receive 73.3% of the $50,000 principal amount due to it under the Relocation Loan, together with all interest on the principal amount so forgiven which accrued from the date of the Relocation Loan to the date of this Agreement. Accordingly, the Relocation Loan shall be

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treated as if partially pre-paid in the amount set forth above, and the unpaid principal ($13,350) and interest to the date of this Agreement ($2,298) (the "Loan Remainder"), shall be repaid, together with $19,267 of tax withholding (the "Withholding") relating to the forgiveness of principal and interest on the Relocation Loan, through a sale of shares of the Company by Employee to the Company.

     2. Satisfaction of Remaining Amount; Withholding Tax. In order to satisfy the Withholding and the Loan Remainder, Employee agrees to sell and Company agrees to buy 64,657 shares of the Company's common stock at a price of $0.54 per share (such price equal to the closing sale price of the Company's common stock on the Nasdaq National Market on the date hereof).

     3. Note Cancellation; Lien Removal. As of the close of business on the 6th of January 2003, Company shall cancel the note related to the Relocation Loan, record such cancellation on the books and records of Company, and as soon a practicable thereafter, remove the lien related to the Relocation Loan from the Subject Property and deliver the original note, mark cancelled, to Employee, provided however, that Company's failure to perform any of the foregoing acts shall not in any way affect the automatic cancellation of the debts and obligations of Employee under the Note. Concurrently, Employee shall be forever and unconditionally released from all obligations and liabilities whatsoever under the Relocation Loan.

     4. Jurisdiction, Venue and Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California (regardless of that jurisdiction or any other jurisdiction's choice of law principles). To the extent permitted by law, the parties hereto agree that all actions or proceedings arising in connection herewith, shall be litigated in the state and federal courts located in the State of California, and each party hereby waives any right it may have to assert the doctrine of Forum Non Conveniens or to object to venue. The parties each hereby stipulate that the state and federal courts located in the Counties of San Mateo or San Francisco, State of California, shall have personal jurisdiction and venue over each party for the purpose of litigating any such dispute, controversy or proceeding arising out of or related to this Agreement. To the extent permitted by law, service of process sufficient for personal jurisdiction in any action against either party may be made by registered or certified mail, return receipt requested, to its address indicated on the first page hereof.

     5. Validity. In any one or more of the provisions (or any part thereof) of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

     6. Attorneys' Fees. The prevailing party shall be entitled to recover from the losing party its attorneys' fees and cost incurred in any action or proceeding, including arbitration, brought to interpret this Agreement or to enforce any right arising out of this agreement.

     7. No Waiver of Rights. The delay or failure of either party to enforce at any time any provision of this Agreement shall in no way be considered a waiver of any such provision, or any other provision, of this Agreement. No waiver of, or delay or failure to enforce any

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provision of this Agreement shall in any way be considered a continuing waiver of any such provision, or any other provision of this Agreement.

     IN WITNESS WHEREOF, each of the undersigned has executed this document as of the date and year first set forth above.

                                     DELTAGEN, INC.

                                     By:  /s/ Richard H. Hawkins
                                          --------------------------------------
                                          Name: Richard H. Hawkins
                                          Title: Chief Financial Officer

                                     AUGUSTINE YEE

                                     By:  /s/ Augustine Yee
                                          --------------------------------------

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